Exhibit 8.1

List of significant subsidiaries

at December 31, 2005

	Class of capital	Held by ICI %	Principal activities in 2005

UNITED KINGDOM

ICI Finance PLC England	Ordinary	100†	Financial services

Quest International Flavours and Fragrances Limited England	Ordinary	100†	Manufacture of flavours and food ingredients

CONTINENTAL EUROPE

Deutsche ICI GmbH Germany	Ordinary	100†	Manufacture of paints, adhesives and oleochemicals

Quest International Nederland BV The Netherlands	Ordinary	100†	Manufacture of flavours

Unichema Chemie BV The Netherlands	Ordinary	100†	Manufacture of specialty oleochemicals and derivatives

THE AMERICAS

ICI American Holdings Inc USA	Common	100†	Holding company

The Glidden Company USA	Common	100†	Manufacture of paints

Indopco Inc USA	Common	100†	Manufacture of adhesives, industrial starches, electronic materials, flavourings, fragrances, oleochemicals, resins and specialty chemicals

ICI Canada Inc Canada	Common	100†	Manufacture of paints; merchanting of ICI and other products

Tintas Coral Ltda Brazil	Ordinary	100†	Manufacture of paints

ASIA PACIFIC

ICI India Ltd India (Accounting date March 31; reporting date December 31)	Equity*	51	Manufacture of paints, surfactants and adhesives

ICI Pakistan Ltd Pakistan	Ordinary*	76†	Manufacture of polyester staple fibre, soda ash, paints, specialty chemicals, sodium bicarbonate and polyurethanes; marketing of seeds; toll manufactured and imported pharmaceuticals and animal health products; merchanting of general chemicals

Pakistan PTA Ltd Pakistan	Ordinary*	75†	Manufacture of pure terephthalic acid

Nippon NSC Ltd Japan	Common	100†	Manufacture of adhesives and specialty synthetic polymers; merchanting of starch products

National Starch and Chemical (Thailand) Ltd Thailand	Ordinary	100†	Manufacture of food and industrial starches

† Held by subsidiaries
* Listed

The country of principal operations and registration or incorporation is stated below each company. The accounting dates of principal subsidiary undertakings are December 31 unless otherwise stated.